Exhibit 10.28

Hui Zhong Lian He Media Technology Co., Ltd.
(汇众联合传媒科技有限公司)

AND

Dayong Hao
(郝大勇)

Kaiyin Liu
（刘凯音）

EQUITY PLEDGE AGREEMENT

January 1, 2008
Beijing, the People’s Republic of China

EQUITY PLEDGE AGREEMENT

This Equity Pledge Agreement (“Agreement”) is entered into in Beijing, the People’s Republic of China, as of January 1, 2008 , by and among:

PLEDGEE:

Hui Zhong Lian He Media Technology Co., Ltd. （汇众联合传媒科技有限公司）
Address:	Room 6309, No. 57 Beisanhuanzhong Road, Haidian District, Beijing, People’s Republic of China (北京市海淀区北三环中路57号远望楼6309室)
Represented By:	Danyun Huang (黄淡云)
Telephone:

PLEDGOR:

“Pledgor A”

Dayong Hao (郝大勇)
ID Card Number:	13262919720119041X
Address:	Unit 3, 6 Street, Weichang Town, Manchu and Mengguzu Autonomous County, Hebei Province, People’s Republic of China (河北省围场满族蒙古族自治县围场镇6街3组)
Telephone:

“Pledgor B”

Kaiyin Liu (刘凯音)
ID Card Number:	110108710215633
Address:	Room 501, Unit 5, No. 11, No19 Xinjiekouwai Avenue, Haidian District, Beijing, People’s Republic of China (北京市海淀区新街口外大街19号11号5门501)
Telephone:

Pledgor A and Pledgor B are collectively referred to as “Pledgors”.

The Pledgors and Pledgee are collectively referred to in this Agreement as the “Parties” or individually as a “Party”.

RECITALS

WHEREAS, each of the Pledgors is a citizen of the PRC.  They own 100% of the equity interest in the registered capital of Beijing Hui Zhong Bo Na Media Advertising Co., Ltd. (“Company”), which is a limited liability company incorporated and validly existing under the laws of the PRC.  Pledgor A and Pledgor B, respectively, hold 50% of the equity interest in the registered capital of the Company.

WHEREAS, the Pledgee is a wholly foreign-owned enterprise formed and existing under the laws of the PRC.

WHEREAS, the Company, Pledgee and Pledgors have entered into a series of service agreements on January 1, 2008, including the Exclusive Management Consulting Services Agreement and Exclusive Technology Consulting Services Agreement (“Services Agreements”), under which the Pledgee agrees, in exchange for a service fee, to be the Company’s exclusive provider of all management and technical services relating to the business of the Company.

WHEREAS, the Pledgors and Pledgee have entered into an option agreement (“Option Agreement”) on January 1, 2008, pursuant to which the Pledgors irrevocably grant the Pledgee a call option to request the Pledgors to transfer, as and when requested by the Pledgee, subject to applicable PRC laws, any part or all equity interest in the registered capital of the Company held by the Pledgors to the Pledgee or their designee(s).

WHEREAS, in order to guarantee the performance of the Company’s obligations under the Service Agreements and secure the Pledgors’ obligations under the Option Agreement (collectively referred to as “Obligations”), the Pledgors hereby pledge all the equity interest in the registered capital of Company held by them to the Pledgee. The Pledgee agrees to accept from the Pledgors such pledge.

NOW THEREFORE, pursuant to the aforesaid agreements, the Parties have reached an agreement to abide by the following terms and conditions.

1.           DEFINITIONS

Unless otherwise provided herein, the terms below shall have the following meanings:

1.1           “Pledge Rights” shall mean the rights set forth in Section 2 of this Agreement.

1.2	“Equity Interest” shall mean the equity interest legally held by Pledgors in the registered capital of the Company.

1.3	“Event of Default” shall mean any event set forth in Section 10 of this Agreement.

1.4	“Pledged Property” shall mean the Equity Interest, and dividends derived therefrom, pledged by the Pledgors to the Pledgee under this Agreement.

1.5	“PRC” shall mean the People’s Republic of China.

1.6	“Term of Pledge” shall mean the term set forth in Section 4 of this Agreement.

1.7	“Notice of Default” shall mean the notice issued by the Pledgee in accordance with this Agreement declaring an Event of Default.

2.           PLEDGE RIGHTS

The Pledgors agree to pledge the interest they respectively hold, which in total is the 100% of the Equity Interest in the Company, to the Pledgee as a guarantee for their obligations under the Option Agreement as well as the Company’s obligations under the Service Agreements (“Pledge”).  Pledge Rights shall refer to the Pledgee’s priority rights to receive compensation from the sale or auction proceeds of the Pledged Property (including the dividends generated by the Equity Interest during the term of this Agreement).

3.           COVERAGE OF PLEDGE AS SECURITY

The Pledge provided as a security by the Pledgors under this Agreement shall cover the Obligations, penalties, damages, expenses for the exercise of the right of pledge, and all other payments due and payable to the Pledgee by the Company under the Services Agreements, and by the Pledgors under the Option Agreement.

4.           TERM OF PLEDGE

This Agreement shall take effect when this Agreement is executed by the Parties and is recorded in the register of members of the Company.  The Pledge under this Agreement shall take effect the it is recorded with the competent administration for industry and commerce where the Company is registered.

5.           CUSTODY OF DOCUMENTS RELATING TO THE PLEDGE

On the date hereof, the Pledgors shall deliver the capital contribution certificates with respect to their Equity Interest in the Company to the Pledgee. Moreover, the Pledgors shall ensure that the Company registers the Pledge with competent administration for industry and commerce where the Company is registered and registers, in a manner satisfactory to the Pledgee, the Pledge on the Company’s register of members, which form is attached as Schedule A hereto, and to deliver the documents certifying the registration with competent administration for industry and commerce and the register of members of the Company to the Pledgee within 30 days after this Agreement is executed.

6.           REPRESENTATIONS AND WARRANTIES OF THE PLEDGORS

The Pledgors hereby make the following representations and warranties to the Pledgee on the date of this Agreement:

6.1	The Pledgors are the legal owners of the pledged Equity Interest and undertakes to pledge to the Pledgee the entire 100% Equity Interest they hold in the Company.

6.2           The Pledgors have the right to execute and perform this Agreement.

6.3
To the best of their knowledge, the execution and performance of this Agreement by the Pledgors are in compliance with the articles of association and other corporate documents of the Company and does not violate any published PRC laws and regulations, or any agreement signed by any of the Pledgors with a third party.

6.4
The Pledgors have fully paid all payable capital contributions in accordance with the law in connection with the Equity Interest and has obtained the capital verification report issued by a qualified accounting firm.

6.5
This Agreement shall constitute the legal, valid and binding obligations of the Pledgors, which are fully enforceable against the Pledgors in accordance with the terms and conditions of this Agreement.

6.6	The Pledgors shall, in full compliance with the Services Agreements whenever applicable, and the Option Agreement, perform all obligations thereunder.

6.7
Except for the Pledge created under this Agreement, no pledge, third party claim, encumbrance or any security interest whatsoever has been created in favour of any party other than the Pledgee on all or any part of the Equity Interest owned by the Pledgor in the Company.

6.8	All documents, materials and certificates provided hereunder by the Pledgors to the Pledgee are correct, true, complete and valid.

6.9	When the Pledgee exercises its Pledge Rights hereunder in accordance with this Agreement, there shall be no intervention from any other parties.

6.10	The Pledgee shall have the right to dispose of and transfer the Pledge Rights in accordance with this Agreement.

6.11
The Pledgors warrant that the Pledgee's exercising its Pledge Rights as a pledgee pursuant to this Agreement shall not be interrupted or impaired by the Pledgors or any successors or representatives of the Pledgors or any other parties through any legal procedures.

6.12
There is no offer made by any of the Pledgors to any third party to transfer or otherwise dispose of any part or all of the Equity Interest, nor is there any covenant made by any of the Pledgors with respect to any offer made by third party to purchase any part or all of the Equity Interest other than pursuant to the Option Agreement.

6.13	There is no agreement other than the Option Agreement to transfer any part or all of the Equity Interest to which the any of the Pledgors is a party.

6.14
The Pledgors hereby warrant to the Pledgee that, for the Pledgee's benefit, the Pledgors shall comply with all warranties, covenants, agreements, representations and conditions provided hereunder. In the event that either of the Pledgors fails to comply with or perform any warranties, covenants, agreements, representations and conditions, the Pledgors, jointly and severally, shall indemnify the Pledgee for all of its losses resulting therefrom.

6.15	The Company has obtained all governmental approvals, authorizations and licenses and completed all registration and filing procedures necessary for its establishment and operation of the business.

6.16	The Company shall, in full compliance with the Services Agreements, perform all obligations thereunder.

6.17	The Company has not created any mortgage, pledge or any other encumbrances on any of its assets.

6.18
There is no pending dispute, litigation, arbitration or administrative procedures or any other legal proceeding in connection with the Pledgors, the Company, or the Equity Interest, nor is there any potential dispute, litigation, arbitration or administrative procedure or any other legal proceeding in connection with the Pledgors, the Company, or the Equity Interest.

7.           COVENANTS OF THE PLEDGORS

For the benefit of the Pledgee, the Pledgors hereby make the following covenants during the term of this Agreement:

7.1
Without the prior written consent of the Pledgee, the Pledgors shall not transfer or assign the Equity Interest, create or permit the creation of any pledges which may have an adverse effect on the rights and benefits of the Pledgee, or cause the shareholders' meetings of the Company to adopt any resolution allowing a sale, transfer, pledge, or any other manner of disposal of the Equity Interest, or approving the creation of any other security interest in the Pledged Property. The Equity Interest, however, may be transferred to the Pledgee or any party designated by it in accordance with the Option Agreement.

7.2
The Pledgors shall comply with all laws and regulations applicable to the Pledge.  Within five (5) days of the receipt of any notice, order or recommendation issued or promulgated by the competent government authorities relating to the Pledge, the Pledgors shall deliver such notice, order or recommendation to the Pledgee, and shall comply with the same, or make objections or statements with respect to the same upon the Pledgee's reasonable request or with the Pledgee's consent.

7.3
The Pledgors shall promptly notify the Pledgee of any event or notice received by the Pledgors that may have a material effect on the Pledgee's rights in the Pledged Property or any portion thereof, and shall promptly notify the Pledgee of any change to any warranty or obligation of the Pledgors hereunder, or of any event or notice received by the Pledgors that may have a material effect to any warranty or obligation of the Pledgors hereunder.

7.4	The Pledgors shall ensure that the Company will not create any mortgage, pledge or any other encumbrances on any assets of the Company without prior written consent of the Pledgee.

8.	NATURE OF PLEDGE

8.1	The Pledge shall not be affected by any other pledges or security interest on the Obligations held by the Pledgee, and shall not affect the validity of such other pledges and security interest.

8.2	The Pledge and the right of the Pledgee under this Agreement shall not be released or affected by any of the following situations:

8.2.1	The extension, release, reduction or exemption of any obligation allowed by the Pledgee to any Party;

8.2.2	Any amendment, modification or supplement to the Services Agreements or the Option Agreement;

8.2.3	The disposal, change or discharge of any other pledges or security interest upon the Obligations;

8.2.4	Any agreement entered into between the Pledgee and any party concerning any claim;

8.2.5.	Any delay, performance, default or mistake caused by the Pledgee during the exercise of its rights hereunder;

8.2.6	The recognition of invalidity, nullity and/or unenforceability of the Services Agreements or the Option Agreement or each execution;

8.2.7.	Any other events that may have an affect on any of the Pledgors’ obligations under this Agreement.

9.           EVENTS OF DEFAULT

9.1           Each of the following events shall constitute an Event of Default:

9.1.1	Either of the Pledgors fails to perform the obligations under the Option Agreement.

9.1.2	The Company commits a breach of any of its obligations under the Services Agreements;

9.1.3	Any representation or warranty made by the Pledgors under this Agreement is misleading or untrue, or either of the Pledgors has violated any of the warranties in this Agreement.

9.1.4	Either of the Pledgors breaches any of the covenants in this Agreement.

9.1.5	Either of the Pledgors breaches any other provisions of this Agreement.

9.1.6	Either of the Pledgors gives up all or any part of the Pledged Property, or transfer or assign all or any part of the Pledged Property without the written consent of the Pledgee;

9.1.7
Either of the Pledgor's loans, guarantees, indemnifications, commitments or other indebtedness to any third party (i) have been subject to a demand of early repayment due to an event of default; or (ii) have become due and have not been repaid in a timely manner, thereby causing the Pledgee to believe that either of the Pledgors' capacity to perform their obligations under this Agreement has been impaired.

9.1.8	Either of the Pledgors is unable to repay any other material debts.

9.1.9	Either of the Pledgors is not capable of continuing to perform his obligations herein due to any reason other than the event of a Force Majeure.

9.1.10
Any adverse change has taken place to any properties owned by the Pledgors, which leads the Pledgee to believe that either of the Pledgors' ability to perform their obligations under this Agreement has been affected.

9.1.11	The successors or agents of the Pledgors are only able to partially perform, or refuse to perform, the payment obligations under the Services Agreements.

9.1.12	Any breach of other provisions of this Agreement resulting from any action or omission by either of the Pledgors.

9.2
The Pledgors shall immediately notify the Pledgee in writing of any event set forth in Section 9.1 or of any circumstances which may cause any such event as soon as the Pledgors know or become aware of such event or circumstance.

10.           EXERCISE OF PLEDGE RIGHTS

10.1	Prior to the full compliance of the Obligations, the Pledgors shall not transfer or assign, or in any manner dispose of, the Pledged Property without the Pledgee's written consent.

10.2
In the case any one or more of the events set forth in Section 9.1 occur, and subject to PRC laws, the Pledgee shall have the right to dispose of the Pledged Property at any time in any way the Pledgee deems appropriate by giving a Notice of Default in writing.  Such disposal shall include but not limited to the following methods to the largest extent permitted under PRC laws:

10.2.1	transfer the Pledged Property to the Pledgee or their designee(s) at a price to be agreed among the Parties at the time of transfer;

10.2.2.	auction and sell the Pledged Property; or

10.2.3	other methods as permitted by PRC laws.

10.3
The proceeds received by the Pledgors by disposing of the Pledged Property in accordance with Section 10.2.2 and 10.2.3 shall be paid to the Pledgee. In whatsoever the way of disposal of the Pledged Property as specified in Section 10.2, the Pledgors shall make all payments as specified in Section 3 hereof which are payable by the Pledgors and the Company to the Pledgee under the Services Agreements and the Option Agreement have been fully made.

10.4
When the Pledgee exercises its rights under the Pledge in accordance with this Agreement, the Pledgors shall not create any impediment, and shall provide necessary assistance to enable the Pledgee to exercise the Pledge Rights.

11.           ASSIGNMENT

12.1	Without the Pledgee's prior consent, the Pledgors shall not assign to any party their rights and obligations under this Agreement.

12.2	This Agreement shall be valid and binding on the Pledgors and their successors.

12.3
The Pledgee may assign the Pledge to a third party without the prior consent of the Pledgors, provided that the Pledgee shall send a written notice to the Pledgors and the Company after such transfer or assignment.

12.           TERMINATION

This Agreement shall be terminated when the Pledgors and the Company are no longer obliged to undertake any of the Obligations. In this circumstance, the Parties shall terminate this Agreement as soon as reasonably practicable.

13.           FORCE MAJEURE

13.1
Force Majeure, which includes, but is not limited to, acts of governments, acts of nature, fire, explosion, typhoon, flood, earthquake, tide, lightning, war, refers to any unforeseen events beyond the reasonable control of the Parties that cannot be prevented with reasonable care. Any shortage of credit, capital or finance, however, shall not be regarded as an event beyond a Party’s reasonable control.

13.2
The Party encountering a Force Majeure shall promptly inform the other Party in writing, and shall furnish the appropriate proof of the occurrence and duration of such Force Majeure. The Party encountering a Force Majeure shall also make endeavors to terminate the Force Majeure and its effects.

13.3
The party affected by Force Majeure shall not be liable for any liability with respect to the part of performance being delayed or impeded if the affected party has taken reasonable efforts to perform this Agreement. All Parties shall promptly resume the performance of this Agreement after the event of Force Majeure and its effects are eliminated.

14.           RESOLUTION OF DISPUTES

14.1
Any dispute or claim arising out of or in connection with this Agreement shall be submitted to the China International Economic and Trade Arbitration Commission (“CIETAC”) for arbitration in Beijing in accordance with the CIETAC arbitration rules that are in effect at the time the application for arbitration is submitted.

14.2
The arbitral tribunal shall consist of three (3) arbitrators. The Pledgors shall appoint one (1) arbitrator, the Pledgee shall appoint one (1) arbitrator, and the third and presiding arbitrator shall be appointed by CIETAC.

14.3
The arbitration proceedings shall be conducted in Chinese.  When the arbitral tribunal is holding a hearing, if any of the Parties or their agents or witnesses require English translation, such translation may be provided in accordance with the arbitration rules, and the costs and expenses for such translation service shall be borne by the Party requesting the service.

14.4           The arbitration award shall be final and binding upon all Parties.

14.5	During the period when a dispute is being resolved, the Parties shall in all other respects continue their implementation of this Agreement.

15.           NOTICES

Any notices or other communications that may be or are required to be given by either Party pursuant to this Agreement shall be written in English and Chinese and may be delivered personally, sent by registered mail (postage prepaid), delivered by a recognized courier service, or sent by facsimile transmission to the address of the other Party set forth below. The dates on which notices shall be deemed to have been effectively given shall be determined as follows:

(1)	Notices given by personal delivery shall be deemed effectively given on the date of personal delivery;

(2)	Notices given by registered airmail (postage prepaid) shall be deemed effectively given on the sixth (6th) day after the date on which they are mailed (as indicated by the postmark);

(3)	Notices given by courier shall be deemed effectively given on the third (3rd) working day after they are delivered to the recognized courier service;

(4)	Notices given by facsimile transmission shall be deemed effectively given on the first working day following the date of transmission.

For the purpose of notices, the addresses of the Parties are as follows:

If to the Pledgors, to

Please refer to the above.

If to the Pledgee, to:

Please refer to the above

Any Party may at any time change its address by sending a written notice to the other Party in accordance with the terms hereof.

16.           MISCELLANEOUS

16.1	The execution, validity, interpretation, performance, amendment and termination of this Agreement shall be governed by the laws of the PRC.

16.2	This Agreement shall become effective and legally binding on the Parties upon its execution by the duly authorized representatives of the Parties.

16.3	Unless otherwise provided under this Agreement, any amendment to the Agreement shall come into effect only after a written agreement is duly executed by the Parties.

16.4
Unless PRC laws have otherwise provided, the Pledgors shall pay all stamps, documentary or other taxes and out-of-pocket expense and internal charges of the Pledgee in connection with any payment made hereunder. The Pledgors agree to indemnify the Pledgee from any kind of debts, losses, damages, expenses and costs which relate to this Agreement and might be undertaken by the Pledgee, including but not limited to the actual cost and expenses for the Pledgee, hiring attorney fees in any investigation proceedings, administrative proceedings or jurisdiction proceedings, no matter whether the Pledgee is designated as a party of the proceedings.

16.5
No delay or omission to exercise any right, power or remedy accruing to any Party upon any breach or default of any other Party hereto under this Agreement, shall impair any such right, power or remedy of the aggrieved Party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of any similar breach of default thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any Party of any breach or default under this Agreement or any waiver on the part of any Party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, or by law or otherwise afforded to the Parties shall be cumulative and not alternative.

16.6
This Agreement, and other contracts and documents referred to herein or incorporated by express reference, constitute the entire agreement among the Parties with respect to the subject matter of this Agreement and supersede all previous verbal and written agreements, contracts, undertakings and communications of the Parties with respect to the subject matter of this Agreement.

16.7
If any clause of this Agreement is deemed illegal or unenforceable under applicable PRC laws, such clause shall be deemed to have been deleted from this Agreement and have no effect. Other terms and conditions of this Agreement shall remain effective and this Agreement shall be deemed to have excluded such invalid clause from the initial execution of this Agreement.

16.8
For five (5) years from the date of this Agreement, each Party shall strictly maintain the confidentiality of all Confidential Information, and shall not, directly or indirectly, disclose, use or exploit such information for any purpose other than the good faith performance of this Agreement.

As used herein, “Confidential Information” means: (i) the existence and contents of this Agreement and all the agreements and documents referred to herein or otherwise incorporated by reference; and (ii) any information, documents or data in any form that may contain non-public information relating to any Party, including technical information, data, processes and methodologies, trade secrets, market analyses, pricing information, customer lists, research, software, general know-how, designs and commercial and other proprietary or confidential information or data and any financial results or information.

16.9	The representations, warranties, covenants and agreements made herein shall survive the closing of the transactions contemplated hereby.

16.10
Except as otherwise provided in this Agreement, no Party may assign or transfer any of its/his rights or obligations under this Agreement without prior written consent of the other Party. The provisions of this Agreement shall inure to the benefit of, and shall be binding upon, the successors and permitted assigns of the Parties hereto.

16.11
This Agreement is written in both in English and Chinese and these two language versions are accurate. The Parties hereby review both of these two language versions and confirm that their contents are substantially consistent in all material factors. If there is any inconsistency in these two versions, the Chinese version shall prevail.

16.12
This Agreement is executed in Beijing, the PRC, by the duly authorized representatives of all Parties in three (3) original copies (both Chinese and English versions for each copy).  Each party will keep one original copy.

16.13
From and after the date of this Agreement, upon the request of a Party, the other Party to whom the request is directed shall execute and deliver such instruments, documents or other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.

(Signature Page Follows)

IN WITNESS THEREOF, the Parties have executed or have caused their respective duly authorized representatives to execute this Agreement on the date first above written.

Pledgors

Dayong Hao (郝大勇)

By:

Kaiyin Liu (刘凯音)

By:

Pledgee:

Hui Zhong Lian He Media Technology Co., Ltd.
(汇众联合传媒科技有限公司）

By:
Name:
Title:

SCHEDULE A

REGISTER OF MEMBERS OF
BEIJING HUI ZHONG BO NA MEDIA ADVERTISING CO., LTD.